Exhibit (a)(5)(C)

AMENDMENT no. 1 TO THE

TENDER OFFER SUPPORT AGREEMENT

This AMENDMENT NO. 1 TO THE TENDER OFFER SUPPORT AGREEMENT (the “Amendment”) is made and entered into as of June 3, 2021, between IG4 Capital Infrastructure Investments LP, an investment fund organized under the laws of Scotland (indistinctively, “IG4 Capital” or the “Offeror”), and the Shareholders GH Holding Group Corp., Bamas International Investment Corp., Bethel Enterprises Inc., Hernando Alejandro Constancio Graña Acuña, Mario Germán Óscar Alvarado Pflucker, Francisco Javier Dulanto Swayne, Hugo Rangel Zavala, Alfonso Gálvez Rubio, Ruth Alvarado Pflucker, Elisa Alvarado Pflucker, Gonzalo Alvarado Pflucker and Claudia Gutierrez Benavides (each, indistinctively, a “Seller”, and collectively, the “Sellers”).

The Offeror and the Shareholders are sometimes referred hereto individually as “Party” and collectively as “Parties”.

WITNESSETH:

WHEREAS, on August 24, 2020, the Parties executed a Tender Offer Support Agreement (the “Agreement”);

WHEREAS, the Parties desire to partially amend the Agreement, in order to modify the First Recital of the Agreement, partially modify Section 1.1. of the Agreement and replace Annexes A and D of the Agreement, as set forth in Article I of this Amendment;

WHEREAS, the Parties desire to waive certain rights pursuant to Section 7.1.(b) of the Agreement and partially amend the Agreement, in order to partially modify Section 1.1. of the Agreement, as set forth in Article II of this Amendment;

NOW, THEREFORE, in consideration of the foregoing, the Parties have agreed to amend and restate the Agreement as follows:

ARTICLE I
AMENDMENTS

Section 1.1 First Recital. By means of this Amendment, the Parties hereby agree to amend the Agreement by replacing the First Recital of the Agreement in its entirety, as follows:

“WHEREAS, Aenza S.A.A. (previously, Graña y Montero S.A.A.), a corporation (sociedad anónima abierta) organized under the laws of the Republic of Peru (“G&MSAA”), has 871,917,855 shares of common stock issued and outstanding (the “Outstanding G&MSAA Shares”) and is listed, and has been listed since 1997, on the Lima Stock Exchange (Bolsa de Valores de Lima) (“LSE”);”

1

Section 1.2 Definitions. By means of this Amendment, the Parties hereby agree to amend the Agreement by replacing the definitions of “HG Supplementary Agreement” and “Trust Shareholders” of Section 1.1 of the Agreement in their entirety, as follows:

““HG Supplementary Agreement” means the supplementary agreement to be entered into no later than the Offer Notice Date by the Offeror and Mr. Hernando Alejandro Constancio Graña Acuña and his spouse, Mrs. Rosanna Tori Devoto, setting forth the terms and conditions for (i) the entry into a syndication agreement between the Offeror and Mr. Hernando Alejandro Constancio Graña Acuña and Mrs. Rosanna Tori Devoto, and (ii) the future acquisition by the Offeror of a portion of Mr. Hernando Alejandro Constancio Graña Acuña and Mrs. Rosanna Tori Devoto’s Shares and the transfer to the Trust of the remaining Shares, substantially in the form of Annex D.”

““Trust Shareholders” means the Sellers that have transferred Shares to the Trust pursuant to this Agreement and any Seller who subsequently transfers Shares to the Trust pursuant to the Trust Agreement. At the execution of the Trust Agreement, the Trust Shareholders shall be the Sellers transferring Shares as detailed in column 4 of Annex A.”

Section 1.3 Annex A. By means of this Amendment, the Parties hereby agree to amend the Agreement by replacing Annex A of the Agreement in its entirety, with Annex A hereto.

Section 1.4 Annex D. By means of this Amendment, the Parties hereby agree to amend the Agreement by replacing Annex D of the Agreement in its entirety, with Annex B hereto.

ARTICLE II
WAIVER AND AMENDMENT

Section 2.1 Outside Date. By means of this Amendment, the Parties hereby agree to waive their termination rights pursuant to Section 7.1.(b) of the Agreement regarding the non-occurrence of the Outside Date (as defined in the Agreement) by June 11, 2021 and postpone the Outside Date until June 16, 2021, and (ii) amend the Agreement by replacing the definition of “Outside Date” of Section 1.1 of the Agreement in its entirety (date as of which the termination rights contained under Section 7.1.(b) of the Agreement will be in full force and effect), as follows:

““Outside Date” means the later of fifteen (15) Business Days from the date the conditions set forth in Sections 6.1(a) and 6.1(b) have been fulfilled.”

For the purpose of clarification, the waiver hereby granted only applies to the period expired on June 11, 2021, and, accordingly, if the Offer Commencement Date does not occur on or before the Outside Date (as hereby amended), then the Parties shall have the

2

termination rights as provided in Section 7.1.(b) of the Agreement, which remains in force and its provisions valid and enforceable.

ARTICLE III
OTHER PROVISIONS

Section 3.1 No Further Amendments. The Agreement is amended only to the extent expressly provided in Articles I and II above and the Parties therefore hereby ratify the Agreement in its entirety as amended hereby. This Amendment, together with the Agreement, represent the complete understanding among the Parties with respect to the subject matter hereof.

Section 3.2 Certain Definitions. For purposes of this Amendment, all terms not specifically defined in this Amendment will have the meaning set forth in the Agreement.

Section 3.3 Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Republic of Peru, and any Dispute related to this Amendment shall be resolved in accordance to Section 8.10 of the Agreement.

[Signature pages follow]

3

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

By:	/s/ Gustavo Buffara
Name: Gustavo Buffara
Title: Authorized Person

By:	/s/ Pablo Kühlenthal
Name: Pablo Kühlenthal
Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

By:	/s/ Roberto Mac Lean
Name: Roberto Mac Lean
Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

GH HOLDING GROUP CORP.

By:	/s/ José Alejandro Graña Miró Quesada
Name: José Alejandro Graña Miró Quesada
Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

BAMAS INTERNATIONAL INVESTMENT CORP.

By:	/s/ Luis Alonso Brahim Graña
Name: Luis Alonso Brahim Graña
Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

BETHEL ENTERPRISES INC.

By:	/s/ Carlos Montero Graña
Name: Carlos Montero Graña
Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

HERNANDO ALEJANDRO CONSTANCIO GRAÑA ACUÑA

By:	/s/ Hernando Alejandro Constancio Graña Acuña

ROSANNA TORI DEVOTO

By:	/s/ Rosanna Tori Devoto

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

MARIO GERMÁN ÓSCAR ALVARADO PFLUCKER

By:	/s/ Mario Germán Óscar Alvarado Pflucker

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

FRANCISCO JAVIER DULANTO SWAYNE

By:	/s/ Francisco Javier Dulanto Swayne

MARTHA ELIANA CARBAJAL GABRIELLI DE DULANTO

By:	/s/ Martha Eliana Carbajal Gabrielli De Dulanto

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

HUGO RANGEL ZAVALA

By:	/s/ Hugo Rangel Zavala

MARIA NELLY GARFIAS CABADA DE RANGEL

By:	/s/ Maria Nelly Garfias Cabada De Rangel

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

ALFONSO GALVEZ RUBIO

By:	/s/ Alfonso Galvez Rubio

SUSANA VIOLETA VARGAS MONTOYA DE GALVEZ

By:	/s/ Susana Violeta Vargas Montoya De Galvez

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

RUTH ALVARADO PFLUCKER

By:	/s/ Carlos Enrique Arata Delgado
Name: Carlos Enrique Arata Delgado
Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

ELISA ALVARADO PFLUCKER

By:	/s/ Elisa Alvarado Pflucker

EDUARDO LUIS ROE BATTISTINI

By:	/s/ Eduardo Luis Roe Battistini

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

GONZALO ALVARADO PFLUCKER

By:	/s/ Gonzalo Alvarado Pflucker

MARÍA ÚRSULA CAMINO LINARES

By:	/s/ María Úrsula Camino Linares

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

CLAUDIA GUTIERREZ BENAVIDES

By:	/s/ Claudia Gutierrez Benavides

Annex A

Annex A

List of shareholders and distribution of the Shares

Shareholder	Total Amount of Shares subject to the TOSA (2) (3)+(4)+(5)	Shares to be tendered in the OPA (3)	Shares to be transferred to the Trust (4)	Syndication Agreements (5)
GH Holding Group Corp.	117,527,103	56,177,955	0	61,349,148
Bamas International Investment Corp.	1,802,001	1,802,001	0	0
Bethel Enterprises Inc.	33,785,285	16,892,643	16,892,642	0
Graña Acuña, Hernando Alejandro Constancio	15,531,208	0	0	15,531,208
Alvarado Pflucker, Mario Germán Óscar	10,077,855	10,077,855	0	0
Dulanto Swayne, Francisco Javier	8,450,000	4,225,000	4,225,000	0
Rangel Zavala, Hugo	6,055,126	2,422,050	3,633,076	0
Gálvez Rubio, Alfonso	394,966	157,986	236,980	0
Alvarado Pflucker, Ruth	402,345	402,345	0	0
Alvarado Pflucker, Elisa	402,345	402,345	0	0
Alvarado Pflucker, Gonzalo	402,345	402,345	0	0
Gutierrez Benavides, Claudia	10,000,000	1,000,000	9,000,000	0
Total	204,830,579	93,962,525	33,987,698	76,880,356

As of the date hereof such Shares represent with respect to all the shares issued by the Company:

Total Shares	Shares to be tendered in the OPA	Shares to be transferred to the Trust
871,917,855	Approximately 10.78%	Approximately 3.90%

Annex B

Annex D

HG Supplementary Agreement

This SUPPLEMENTARY AGREEMENT (the “Supplementary Agreement”) is made and entered into as of June 3, 2021, between IG4 Capital Infrastructure Investments LP, an investment fund organized under the laws of Scotland (the “Offeror”), and Hernando Alejandro Constancio Graña Acuña (“Mr. Graña Acuña”), in witness of Rosanna Tori Devoto (“Mrs. Tori Devoto”).

Reference is made to (i) the Tender Offer Support Agreement dated August 24, 2020 (as amended, supplemented, or otherwise modified) (the “TOSA”) entered into by and among the Offeror and the Shareholders listed in Annex A of the TOSA (together, the “Sellers”), which includes Mr. Graña Acuña; and the Trust Agreement (Contrato de Fideicomiso en Garantía) dated June 3, 2021, entered into by and among the abovementioned parties (the “Trust Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the TOSA or the Trust Agreement, as applicable.

By means of this Supplementary Agreement, and in connection with the TOSA, the Offeror and Mr. Graña Acuña have agreed the conditions for a post-Settlement Date transfer of 15’531,208 Outstanding G&MSAA Shares, legally and beneficially owned by Mr. Graña Acuña (the “HG Shares”) to the Offeror in the form detailed in this Supplementary Agreement.

The Parties hereby agree that pursuant to Section 6.3(c) of the TOSA, this HG Supplementary Agreement shall be automatically and immediately terminated if the Offeror has not been able to secure a “participación significativa” in the OPA.

In connection thereto, this Supplementary Agreement shall be subject to the following terms and conditions:

1.	Representations

(i)	Mr. Graña Acuña and his spouse, Mrs. Tori Devoto, entered into a division of joint property on May 24, 2018 and its registered in the entry N° 14322724 of the Public Registry of Individuals. However, as of the date hereof, Mr. Graña Acuña is the registered owner of the HG Shares, holding good and valid title of the HG Shares, except for the seizure (embargo e inhibición) of 9’720,222 HG Shares and the seizure (incautación) of 5’810,986 HG Shares, recorded by the Peruvian Public Prosecutor (Fiscalía) and the Attorney General (Procuraduria) (the “HG Shares Encumbrance”).

Notwithstanding the above, the Shareholders hereby represent that they have submitted a request to the courts to release the Tori Shares (as defined in Section 5 below) and, upon such release, the HG Shares shall be equivalent to 7’765,604 shares, which shall remain seized as detailed in the above paragraph. For the avoidance of doubt, on the execution date of this HG Supplementary Agreement, there is no order to seize, lien or encumber the Tori Shares.

(ii)	Except as set forth in Annex J of the TOSA, there is no Action pending or, to the Knowledge of Mr. Graña Acuña, threatened by or against him, in such capacity, which challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by the Transaction Documents.

(iii)	Except for the seizure detailed in Section 1(i) above, Mr. Graña Acuña is not, and none of its assets or properties are, subject to any Governmental Order (nor to the Knowledge of Mr. Graña Acuña, are there any such Governmental Orders threatened to be imposed by any Governmental Entity), which could affect the legality, validity or enforceability of the Transaction Documents or the consummation of the transactions contemplated in the TOSA.

(iv)	Mr. Graña Acuña hereby reaffirms and ratifies all other representations and warranties set forth in Article III of the TOSA.

2.	Syndication Agreement

(i)	On the execution date of the Trust Agreement, Mr. Graña Acuña and the Offeror, with the intervention of Mrs. Tori Devoto, shall execute a share syndication agreement regarding the HG Shares (including the Tori Shares) (the “Syndication Agreement”), in the form attached as Annex A of this Supplementary Agreement.

(ii)	The terms and conditions set forth in the TOSA and in the Trust Agreement shall be as applicable to the Syndication Agreement, accordingly.

(iii)	The term of the Syndication Agreement shall be either (i) the same terms as the Trust Agreement; or (ii) upon release and cancellation of the HG Shares, whichever occurs first.

3.	HG Shares Encumbrance

(i)	Upon cancellation of the HG Shares Encumbrance and provided that the Trust Agreement is still in force, Mr. Graña Acuña (and Mrs. Tori Devoto) shall, in no later than three (3) LSE Business Days after such cancellation and its registration in Cavali, transfer 7’765,604 HG Shares and any new shares issued to Mr. Graña Acuña as stated in Section 3(ii) below (the “HG Trust Shares”) to the Trust, under the terms and conditions set forth in the TOSA and the Trust Agreement, and the Offeror will pay to Mr. Graña Acuña and Mrs. Tori Devoto the Political Rights Consideration pursuant to Sections 2.2(b)(iii) and 2.3(b) of the TOSA.

Upon confirmation of transfer of HG Trust Shares to the Trust by the Trust Agent, (x) such transfer will be deemed completed and the Trust Agent shall complete and update the Trustors’ Registry pursuant the Trust Agreement; (y) the Trust will be the holder of record of the HG Trust Shares –along with the other Trust Shares–; and, (z) as provided and under the terms and conditions set forth in the Trust Agreement, the TOSA and this Supplementary Agreement, Mr. Graña Acuña –together with the Sellers that transferred Shares to the Trust– will have the right to exercise the Economic Rights of their corresponding Trust Shares (including the HG Trust Shares) and other payments pursuant to Section 6.5 of the Trust Agreement; and the Offeror shall have the right to exercise the Political Rights of the HG Trust Shares (together with the other Trust Shares) including the Drag Along Right and the Tag Along Right, and to receive the performance fee (Honorarios de Desempeño) pursuant to Section 6.5 of the Trust Agreement.

(ii)	If a capital increase in the Company is resolved and new Shares are allotted to the Shareholders of the Company –as provided in the Company’s Bylaws and the Law– then (x) if the Shares entitled to Mr. Graña Acuña and Mrs. Tori Devoto are not encumbered, lien, charged or under any other burden, then such allotted Shares shall be transferred to the Trust in accordance with the terms of Section 5.3 of the Trust Agreement; or (y) if such Shares allotted to Mr. Graña Acuña and Mrs. Tori Devoto are under the HG Shares Encumbrance, then the Syndication Agreement shall include and govern such new Shares.

(iii)	In case the Offeror is interested in transferring its Shares to the Purchaser, by triggering the Drag Along Right established in Section 6.8 of the Trust Agreement, and provided that the cancellation of the HG Shares Encumbrance has not yet occurred, then the Offeror may assign (cesión de posición contractual) to the Purchaser the Syndication Agreement (and Mr. Graña Acuña herby consents to such assignment) and the Purchaser will be obliged to acquire the entire HG Shares –at the time of the cancellation of the HG Shares Encumbrance– pursuant to the terms of this Supplementary Agreement.

4.	Offer

(i)	The Offer procedure for 7’765,604 HG Shares (the “HG Ownership Procedure”) shall occur upon the cancellation and release of the HG Shares Encumbrance, in accordance with the Applicable Law and the terms and conditions set forth in this Section 4 of the Supplementary Agreement.

(ii)	The HG Ownership Procedure shall be conditional upon the following matters continuing to be true and accurate at the time of the HG Ownership Procedure:

(a)	all representations and warranties in Section III of the TOSA remain true and accurate.

(b)	all formal procedures to release and cancel the HG Shares Encumbrance have been completed in accordance with the Law.

(c)	besides the HG Shares Encumbrance, no other encumbrances have been created over HG Shares;

(d)	there has been no event of default of the Transaction Documents which continues unremedied;

(e)	none of the Transactions Documents have been terminated or exist any grounds for termination pursuant to the provisions in the Transaction Documents;

(f)	no petition for insolvency, liquidation or bankruptcy in respect to Mr. Graña Acuña and/or the Company have been made in accordance with the provisions of the Peruvian General Insolvency Law – Law N° 27809 (Ley General del Sistema Concursal).

(iii)	Upon satisfaction of the abovementioned conditions, Mr. Graña Acuña and Mrs. Tori Devoto and the Offeror will comply as following:

(a)	Mr. Graña Acuña and Mrs. Tori Devoto shall transfer the ownership of 7’765,604 HG Shares (the “HG Ownership Rights Shares”) to the Offeror and the Offeror shall pay as consideration for the ownership of the HG Ownership Rights Shares the OPA Consideration, and the transfer shall occur through the LSE and under LSE regulations and the applicable Law.

(b)	In case the HG Shares Encumbrance is partially cancelled, Mr. Graña Acuña and Mrs. Tori Devoto shall transfer the released HG Shares in a 1:1 ratio: the Ownership Rights of 50% of the released HG Shares shall be transferred to the Offeror and the Political Rights of the other 50% of the released HG Shares shall be transferred to the Trust. This Section 4(iii)(b) shall not be applicable if only the encumbrance over the Tori Shares is cancelled, pursuant to Section 5(i) of this Supplementary Agreement.

5.	Mrs. Tori Devoto’s Shares

(i)	If during the term of this Supplementary Agreement the division of joint property referred to in Section 1(i) is registered in Cavali S.A. ICLV and, accordingly, Mrs. Tori Devoto becomes the registered owner of 7’765,604 HG Shares (the “Tori Shares”), and then the HG Shares Encumbrance is released only over the Tori Shares (with the rest of the HG Shares remaining encumbered), Mrs. Tori Devoto will be entitled to and shall transfer to the Offeror the Tori Shares as provided in Section 4(iii) of this Supplementary Agreement.

Upon the occurrence of the event detailed in the above paragraph, then the HG Shares shall automatically be equivalent for effect of this Supplementary Agreement to 7’765,604 HG Shares, and such 7’765,604 HG Shares will remain subject to this Supplementary Agreement and treated as set forth in Sections 2 and 3 above.

(ii)	The Parties hereby agree that if the HG Shares Encumbrance is released over all HG Shares (including the Tori Shares) after the division of joint property referred to in Section 1(i) is registered in Cavali S.A. ICLV, then 7’765,604 HG Shares shall be transferred to the Offeror pursuant Section 4(iii)(a) and 7’765,604 HG Shares shall be transferred to the Trust, pursuant to Section 3.

6.	Miscellaneous

(i)	The parties hereby recognize that this Supplementary Agreement complements the TOSA and the Trust Agreement, as applicable. The TOSA and the Trust Agreement shall prevail in case of any conflict among the provisions of this Supplementary Agreement and the TOSA and the Trust Agreement.

(ii)	Mrs. Tori Devoto intervenes in this Supplementary Agreement to acknowledge the transaction contained herein and accept the terms of all Transaction Documents. Accordingly, once the division of joint property referred to in Section 1(i) is registered in Cavali and Mrs. Tori Devoto is the owner of record, then all obligations referred to as obligations of Mr. Graña Acuña in this Supplementary Agreement and the other Transaction Documents shall be referred to as obligations of Mrs. Tori Devoto, and from such date, Mrs. Tori Devoto shall be considered as a Seller under the TOSA and a “Fideicomitente” under the Trust Agreement.

IN WITNESS WHEREOF, each of the Offeror and Mr. Graña Acuña has caused this Supplementary Agreement to be executed by its respective officers thereunto duly authorized.

[Signature page below]

Signature page of the SUPPLEMENTARY AGREEMENT dated as of June 3, 2021, by and among the Offeror and Mr. Graña Acuña

IG4 Capital Infrastructure Investments LP

By:
Name: Roberto Mac Lean
Title: Authorized Person

Signature page of the SUPPLEMENTARY AGREEMENT dated as of June 3, 2021, by and among the Offeror, and Mr. Graña Acuña

Hernando Alejandro Constancio Graña Acuña:

By:

Intervention by
Rosanna Tori Devoto:

By:

Annex A

Syndication Agreement

SYNDICATION AGREEMENT

This SYNDICATION AGREEMENT (the “Agreement”) is entered into as of June 3, 2021, by and among IG4 Capital Infrastructure Investments LP, an entity incorporated and validly existing under the laws of Scotland (“IG4 Capital”); and Hernando Alejandro Constancio Graña Acuña (“Mr. Graña Acuña”), in witness of Rosanna Tori Devoto (“Mrs. Tori Devoto” and, together with Mr. Graña Acuña, the “Shareholders”).

In addition to the terms defined elsewhere herein, when used herein capitalized terms will have the meanings indicated in Schedule A.

ARTICLE I

CERTAIN AGREEMENTS AND UNDERTAKINGS

Section 1.1      Syndication of Common Shares.

The Shareholders, as applicable, agree to vote their Common Shares in the General Shareholders’ Meeting on every matter in the same way as IG4 Capital. For such purposes, at least five (5) Business Days prior to a General Shareholders’ Meeting, IG4 Capital shall communicate in writing to the Shareholders the sense of IG4 Capital’s votes in the General Shareholders’ Meeting. In addition, at least two (2) Business Days prior to the General Shareholders’ Meeting, the Shareholders shall provide to IG4 Capital a copy of the proxy or proxies delivered to the Company whereby the attorney-in-fact entitled to represent the Shareholders in such General Shareholders’ Meeting has been instructed to vote accordingly.

ARTICLE II

EFFECTIVE DATE; TERMINATION

Section 2.1      Effective Date. This Agreement shall become effective from its execution date. However, the Shareholders agree to act in accordance to Section 1.1 subject to the Offeror being able to secure a participación signiticativa in the Offer pursuant to Section 6.3(c) of the TOSA.

Section 2.2      Termination. The rights and obligations of all the Parties hereunder will terminate upon the first to occur of: (i) the written agreement of all such Parties; (ii) the dissolution or liquidation of the Company; (iii) the termination of the Trust Agreement; (iv) the termination of the Supplementary Agreement; (v) the release and cancellation of the HG Shares Encumbrance; (vi) the notification by either Party or the Company of an order from the Peruvian Public Prosecutor, the General Attorney or any other governmental entity mandating the termination of this Agreement; and, (vii) for each Party, the date in which that Party, whether directly or indirectly, fails to own Common Shares (as such number may be adjusted for any stock dividend, subdivision, combination, recapitalization or other similar event). A Person who ceases to hold Shares will cease to be a Party and will have no further rights and obligations under this Agreement, except as provided herein or with respect to the rights and obligations that such Person may have hereunder against any other Party, or such Person may have with respect to a Party hereunder, by reason of such Party’s prior breach of this Agreement or otherwise.

ARTICLE III

MISCELLANEOUS

Section 3.1    Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of each of the Parties.

Section 3.2      Notices. All notices, requests, claims, and other communications under this Agreement will be in writing and will be deemed to have been duly given (i) in the case of a facsimile or other electronic transmission, when received by recipient in legible form and sender has received an electronic confirmation of receipt of the transmission, provided that a copy of the communication is also sent by overnight courier; (ii) in the case of delivery by an overnight carrier, upon the date of delivery indicated in the records of such carrier; or (iii) in the case of delivery by hand, when delivered by hand addressed to the respective Parties hereto at the addresses (or such other address for a Party hereto as will be specified by like notice) set forth in the signature pages hereof. Any Party may change its address by giving the other Parties written notice of its new address in the manner set forth herein. No notice by mail will be acceptable under this Section 3.2.

Section 3.3      Governing Law. This Agreement will be governed by and construed in accordance with the laws of Peru.

Section 3.4      Dispute Resolution.

a.            Any and all disputes or controversies arising out of or in connection with this Agreement, its existence, validity, termination, or the breach thereof, as well as those relating to this arbitration clause, shall be settled by arbitration administered by the Center of Arbitration of the Lima Chamber of Commerce, and in accordance with its rules of arbitration and statutes. The venue of the arbitration will be Lima, Peru, and the arbitration shall be conducted in Spanish. The arbitration tribunal shall be constituted by three arbitrators. Each Party shall appoint one arbitrator, and the two arbitrators so appointed shall appoint a third arbitrator who shall act as chairman of the arbitration tribunal.

b.            If, for any reason, the intervention of the Peruvian courts was required, the Parties hereto irrevocably submit to the courts of the Distrito Judicial de Lima Cercado, waiving each Party its right to recourse to the judge of their respective domiciles or other applicable.

Section 3.5      Indemnification.

Upon default by any Party hereto in the performance of any of the obligations specified in Sections 1 and 2 to be performed by such Party, it shall pay the other Parties an amount equal to US$ 1’000,000 (to be distributed proportionately to the Parties pursuant to their equity interests in the Company) as a penalty for breach (the “Penalty”). Payment of the Penalty shall not release the breaching Party from, and shall be in addition to, its obligation to indemnify and hold the other Parties harmless form and against any and all losses and damages resulting from the default in the performance of its obligation.

Section 3.6      Remedies. Without limiting the rights of each Party to pursue all other legal and equitable rights available to such Party for the other Parties’ failure to perform their obligations under this Agreement, the Parties acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, will be entitled to specific performance (ejecución forzosa), injunctive relief or other equitable remedies, in addition to the Penalty and the indemnification provided in Section 3.5, in the event of any such failure without any requirement on the Party demanding such specific performance, injunctive relief or other equitable remedy to post a bond or any other surety.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of each of the dates written below.

[Signature page below]

Signature page of the SYNDICATION AGREEMENT dated as of June 3, 2021, by and among IG4 Capital and Mr. Graña Acuña

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

By:
Name: Roberto Mac Lean

Notices

Address: Apoquindo 4700, piso 10, Las Condes, Santiago, Chile

Attention: Mr. Pablo Kühlenthal

Email: pablo.kuhlenthal@ig4capital.com / contratos@ig4capital.com

Signature page of the SYNDICATION AGREEMENT dated as of June 3, 2021, by and among IG4 Capital and Mr. Graña Acuña

HERNANDO ALEJANDRO CONSTANCIO GRAÑA ACUÑA	Intervention by
ROSANNA TORI DEVOTO

By:	By:

Notices

Address:

Attention:

Email:

SCHEDULE A

DEFINITIONS

“Affiliate” means with respect to any Person: (i) any Person that Controls, is Controlled by, or is under common Control with such Person; (ii) any member, director, officer, partner, manager or employee of such Person or of any Person that is an Affiliate under clause (i) above; or (iii) (a) any member of the Immediate Family of such Person or of any Person that is an Affiliate under clause (i) or (ii) above, or his or her lineal descendants, (b) any trust established for the benefit of such Person or of any Person that is an Affiliate under clause (i) or (ii) above or of any Affiliate thereof, or (c) any executor (including albaceas) or administrator of the estate of such Person or of any Person that is an Affiliate under clause (i) or (ii) above.

“Common Shares” means the common shares of the Company.

“Company” means Aenza S.A.A. (previously, Graña y Montero S.A.A.), a sociedad anónima abierta incorporated and validly existing under the laws of Peru.

“Control” (including, with the correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as applied to any Person, is defined to mean the possession by another Person (whether directly or indirectly and whether by ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

“General Shareholders’ Meeting” means the Company’s general shareholders’ meeting.

“HG Shares Encumbrance” has the meaning specified in the Supplementary Agreement.

“Immediate Family” means an individual Person’s current spouse or former spouses, parents, grandparents, siblings, children, children’s spouses, grandchildren or grandchildren’s spouses, any other natural person who resides with that individual Person, or any trusts or estates (or other estate-planning vehicles) controlled by that individual Person for the exclusive benefit of any one or more of his or her Immediate Family.

“Offer” means the offer to acquire the full ownership of Shares through (i) an Oferta Pública de Adquisición pursuant to the Peruvian securities regulation, and (ii) a tender offer for the acquisition of securities listed in the United States of America pursuant to the U.S. securities regulation.

“Party” and “Parties” mean IG4 Capital and GH individually and collectively, respectively.

“Penalty” has the meaning specified in Section 3.5.

“Person” means any natural person, corporation, sociedad, private company with limited liability, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Peru” means the Republic of Peru.

“Shares” means the Common Shares, any other shares in the capital stock of the Company, and securities or other instruments convertible or exchangeable into shares in the capital stock of the Company.

“Supplementary Agreement” means the supplementary agreement entered into as of June 3, 2021, between IG4 Capital and Mr. Graña Acuña.

“Trust Agreement” has the meaning specified in the Supplementary Agreement.

“U.S. Dollar” or “US$” means the legal currency of the United States of America.

[Remainder of page intentionally left blank]